                                                    Registration No. 333-______
-------------------------------------------------------------------------------

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 1997.
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                       ONEOK Inc. Key Employee Stock Plan

                               ------------------


                                   ONEOK, INC.

                  100 West Fifth Street, Tulsa, Oklahoma 74103
      (Name of the issuer of the equity securities being offered pursuant to the Plan and the address of its principal office)

           OKLAHOMA                                 73-1520922
(State or other jurisdiction of                    (IRS Employer
 Incorporation or organization)                  Identification No.)

          J.D. NEAL                                DONALD A. KIHLE
Vice President, Chief Financial       Gable Gotwals Mock Schwabe Kihle Gaberino
    Officer and Treasurer                       100 West Fifth Street
         ONEOK, Inc.                                 Suite 1000
    100 West Fifth Street                       Tulsa, Oklahoma 74103
    Tulsa, Oklahoma 74103                          (918) 585-8141
       (918) 588-7000

         (Name, addresses, and telephone numbers of agents for service)

                               ------------------


  Appropriate date of commencement of proposed sale pursuant to the Plan: from time to time after the effective date hereof

-------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

                                                     Proposed          Proposed
                                                     Maximum           Maximum
                                                     Offering          Aggregate                 Amount of
Title of Securities        Amount to be              Price             Offering                  Registration
to be Registered           Registered(1)             Per Unit (2)      Price (3)                 Fee
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common stock,
$0.01 par value              970,671                 $ 36.656          $ 35,580,916              $ 12,269

-------------------------------------------------------------------------------------------------------------------

Exhibits Index on Page 5.

(1) Represents the estimated maximum amount of common stock of ONEOK, Inc. (hereinafter referred to as "Common Stock") which could be acquired under the ONEOK Inc. Key Employee Stock Plan (hereinafter referred to as the "Plan") either directly from ONEOK, Inc. (hereinafter referred to as the "Company"), or from purchases in the open market during the years of operation of the Plan.

(2) Based on price of $36.656 per share of the Common Stock, the average sales price of the Common Stock published in the Wall Street Journal reports of the New York Stock Exchange Composite Transaction for November 25, 1997.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1). These documents (and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement) taken together, constitute the prospectus for purpose of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                     ITEM 3
                     INCORPORATION OF DOCUMENTS BY REFERENCE

The "Company", and the Plan hereby incorporate by reference in this Registration Statement the following documents of the Company (SEC File No. 1-2572) heretofore filed with the Securities and Exchange Commission:

         (1) Annual Report on Form 10-K of ONEOK Inc. (Predecessor by merger to the Company herein after referred to as "Old ONEOK" for the year ended August 31, 1997.

         (2) Form 8-K reporting the consummation of the merger of ONEOK Inc. with and into WAI filed November 26, 1997.

         (3) Old ONEOK's Proxy Statement dated August 6, 1997 in connection with its Special Meeting of Shareholders held September 25, 1997.

         (4) In addition, there is incorporated herein by reference all documents filed subsequent to the date hereof, by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold. Such documents are deemed to be a part hereof from the date of filing of such documents.

                                     ITEM 4
                            DESCRIPTION OF SECURITIES

The following is a description of the Company's Common Stock offered.

The holders of the Company's Common Stock are entitled to receive such dividends as may be declared by the board of Directors out of funds legally available therefor. Each outstanding share of Common Stock is entitled to full voting rights for the election of directors and for all other purposes with one vote for each share of Common Stock. In the event of any liquidation, dissolution, or winding up of the Company, or any reduction of its capital resulting in any distribution of its assets to its stockholders, The holders of Common Stock shall be entitled to receive, pro rata, all the remaining assets of the Company available for distribution to its stockholders. Each share of Common stock includes an associated right, each right ("Right") entitling the holder to purchase one one-hundreth of a share of Series C Participating Preferred Stock, par value $0.01 per share of the Company pursuant to a Rights Agreement between the Company and a designated rights agent (the "Rights Agreement"). The designation of Rights (Exhibit 4(c) hereto) is incorporated herein by reference.

                                     ITEM 5
                     INTERESTS OF NAMED EXPERTS AND COUNSEL


The legality of the securities which may be purchased under the Plan has been passed upon by the firm of Gable Gotwals Mock Schwabe Kihle Gaberino, 100 West Fifth Street, Suite 1000, Tulsa, Oklahoma 74103, counsel for the Company. The firm of Gable Gotwals Mock Schwabe Kihle Gaberino, has reviewed the statements made as to matters of law and legal conclusions under "Securities to be Offered" and such statements are set forth in the documents which form a part of the prospectus in reliance upon its authority as an expert.

                                     ITEM 6
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article VIII of the bylaws of ONEOK, Inc. upon authorization and determination either (1) by the board of directors by a majority of a quorum is not consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director , officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

Under insurance obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omission, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Such coverage is provided in the amount of $75,000,000 with a retained limit by the Company of $250,000. The insurance companies are obligated to pay covered losses in excess of the $250,000 retained limit, up to the policies' limits of $75,000,000. Among the policies' exclusions are those which exclude coverage for accounting for profits made within the meaning of
Section 16(b) of the Securities Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

The registrant has been advised that, in the opinion of the Securities and Exchange Commission, provisions providing for the indemnification by the corporation of its officers, directors, and controlling persons against liabilities imposed by the Securities Act of 1933 are against public policy as expressed in said Act and are therefore unenforceable. It is recognized that the above-summarized provisions of the registrant's bylaws and the applicable Oklahoma General Corporation Law may be sufficiently broad to indemnify officers, directors, and controlling persons of the registrant against liabilities arising under said Act. Therefore, in the event that a claim of indemnification against liability under said Act (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) shall be asserted by an officer, director, or controlling person under said provisions, the registrant will, unless in the opinion of its counsel the question has already been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                     ITEM 8
                                    EXHIBITS

The following exhibits are attached hereto or incorporated by reference herein:

                                                    Page Number or
                                                    Incorporation by
                                                    Reference to
                                                    ----------------
(4)(a)   Certificate of  Incorporation
         ONEOK, Inc.                                Exhibit (3.1) to Form
                                                    S-4 Registration
                                                    Statement No.
                                                    333-27467

(4)(b)   Bylaws of ONEOK, Inc., as Amended          Exhibit (3.2) to Form
                                                    S-4 Registration
                                                    Statement No.
                                                    333-27467

(4)(c)   Certificate of Description,                Exhibit A to Exhibit (3.4)
         Preference of Rights of Series C           To Form S-4 Registration
         Participating Preferred Stock of           Statement No. 333-27467
         the Corporation

(5)      Opinion of Gable Gotwals Mock Schwabe
         Kihle Gaberino

(23)(a)  Consent of Gable Gotwals Mock Schwabe
         Kihle Gaberino (See Item 5)

(23)(b)  Independent Auditors' Consent

(23)(c)  Independent Auditors' Consent

(24)     Powers of Attorney (Included on pages 8,
         9, and 10)

(99)     ONEOK, Inc. Key Employee Stock Plan        11 - 26

                                     ITEM 9
                                  UNDERTAKINGS

a.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a)      To include any prospectus required by Section 10
                           (a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time of shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, the latest Annual Report to Shareholders unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant of the preceding fiscal year may be delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each such employee.

         The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders or the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 26th day of November, 1997.


                                        ONEOK, Inc.


                                        By: LARRY BRUMMETT
                                            -----------------------------------
                                            Larry Brummett, Chairman of the
                                            Board and Chief Executive
                                            Officer

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Larry Brummett and J. D. Neal, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certify that to the best of their knowledge and belief, the registrant meets all the requirements for filing on Form S-8. This registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 26th day of November, 1997.


LARRY BRUMMETT                          J. D. NEAL
-----------------------------------     -----------------------------------
Larry Brummett                          J. D. Neal
Chairman of the Board,                  Vice President,
Chief Executive                         Chief Financial Officer, and
Officer, and Director                   Treasurer

E. G. ANDERSON                          STEVEN L. KITCHEN
-----------------------------------     -----------------------------------
E. G. Anderson                          Steven L. Kitchen
Director                                Director

W. M. BELL                              D. L. KYLE
-----------------------------------     -----------------------------------
W. M. Bell                              D. L. Kyle
Director                                         Director

D. R. CUMMINGS                          B. H. MACKIE
-----------------------------------     -----------------------------------
D. R. Cummings                          B. H. Mackie
Director                                Director

W. L. FORD                              D. A. NEWSOM
-----------------------------------     -----------------------------------
W. L. Ford                              D. A. Newsom
Director                                Director

HOWARD R. FRICKE                        G. D. PARKER
-----------------------------------     -----------------------------------
Howard R. Fricke                        G. D. Parker
Director                                Director

J. M. GRAVES                            J. D. SCOTT
-----------------------------------     -----------------------------------
J. M. Graves                            J. D. Scott
Director                                Director

S. J. JATRAS                            S. L. YOUNG
-----------------------------------     -----------------------------------
S. J. Jatras                            S. L. Young
Director                                Director

                                 EXHIBIT INDEX

                                                    PAGE NUMBER OR
EXHIBIT                                             INCORPORATION BY
NUMBER   DESCRIPTION                                REFERENCE TO
------   -----------                                ----------------
(4)(a)   Certificate of  Incorporation
         ONEOK, Inc.                                Exhibit (3.1) to Form
                                                    S-4 Registration
                                                    Statement No.
                                                    333-27467

(4)(b)   Bylaws of ONEOK, Inc., as Amended          Exhibit (3.2) to Form
                                                    S-4 Registration
                                                    Statement No.
                                                    333-27467

(4)(c)   Certificate of Description,                Exhibit A to Exhibit (3.4)
         Preference of Rights of Series C           To Form S-4 Registration
         Participating Preferred Stock of           Statement No. 333-27467
         the Corporation

(5)      Opinion of Gable Gotwals Mock Schwabe
         Kihle Gaberino

(23)(a)  Consent of Gable Gotwals Mock Schwabe
         Kihle Gaberino (See Item 5)

(23)(b)  Independent Auditors' Consent

(23)(c)  Independent Auditors' Consent

(24)     Powers of Attorney (Included on pages 8,
         9, and 10)

(99)     ONEOK, Inc. Key Employee Stock Plan        11 - 26